As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AINOS, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1974352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

(858) 869-2986

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

1999 Bryan St., Suite 900 Dallas, TX 75201-3136

(214) 979-1172

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $200,000,000 of our common stock, preferred stock, warrants, units, and rights; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $1,353,197 of our common stock that may be issued and sold under an At The Market Offering Agreement we have entered into with H.C. Wainwright & Co., LLC as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of the securities offered pursuant to the base prospectus are specified in the sales agreement prospectus immediately following the base prospectus.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 31, 2024.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $200 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “AIMD” and “AIMDW,” respectively. On May 23, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.26 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $4,059,591, based on 6,503,118 shares of outstanding common stock, of which 3,221,898 are held by affiliates, and a per share price of $1.26 based on the closing sale price of our common stock on May 23, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “we,” “our,” “us,” “our Company” and the “Company” in this prospectus, we mean Ainos, Inc., a Texas corporation, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024;
●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 13, 2024; and
●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2024, January 12, 2024, January 25, 2024, March 15, 2024, March 19, 2024, and May 6, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ainos, Inc.

Attn: Chief Financial Officer

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

(858) 869-2986

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The incorporated reports and other documents may also be accessed on website at www.ainos.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

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THE COMPANY

Overview

Ainos, Inc. (the “Company”), incorporated in the State of Texas in 1984, is a diversified healthcare company focused on the development of novel point-of-care testing (the “POCT”), therapeutics based on very low-dose interferon alpha (the “VELDONA”), and synthetic RNA-driven preventative medicine. Our product pipeline includes commercial-stage VELDONA Pet cytoprotein supplements, clinical-stage VELDONA human therapeutics and telehealth-friendly POCTs powered by the AI Nose technology platform.

We have historically been involved in the research and development of therapeutics based on VELDONA. Building on our research and development on VELDONA since inception, we are focused on commercializing a suite of VELDONA-based product candidates.

In 2021 and 2022, we acquired certain types of intellectual property from controlling shareholder, Ainos Inc., a Cayman Island corporation (“Ainos KY”), to expand our product portfolio into POCTs aimed to provide connected, rapid, and convenient testing for a broad range of health conditions. Pivoting from the sales of COVID-19 POCT, we aim to commercialize POCTs that detect volatile organic compounds (the “VOC”) emitted by the body, powered by our AI Nose technology platform. Our lead VOC POCT candidate, Ainos Flora, aims to test female vaginal health and certain common sexually transmitted infections (the “STIs”) quickly and easily.

We believe the following attributes differentiate us from other diversified life science companies:

-	Intuitive, telehealth-friendly point-of-care testing;
-	AI-powered VOC testing platform;
-	decades of proprietary low-dose oral interferon clinical research;
-	capital-efficient business model;
-	outsourced manufacturing; and
-	global distribution relationships.

Recent Development

On March 15, 2024, the Board of Directors appointed Christopher Hsin-Liang Lee as the Chief Financial Officer of the Company. Christopher Lee, aged 53, brings over 25 years of experience in accounting and finance, encompassing US GAAP, PCAOB standards, and SEC rules and regulations. Before joining the Company, Mr. Lee served as CFO of a Nasdaq-listed company for 10 years, was a partner at KEDP CPA Group from August 2009 to June 2011, and operated as a self-employed accountant from July 2011 to August 2014. He has served on the Board of Directors of Aixin Life International Inc. since February 2021. Mr. Lee holds a BS degree in accounting from Ohio State University and an MS degree in business taxation from Golden Gate University. He is licensed as a Certified Public Accountant (CPA) in the United States.

On January 9, 2024, the Company and Taiwan Carbon Nano Technology Corporation (“TCNT”) entered into an addendum to its five-year Product Development Agreement (the “Addendum Agreement”) to modify the scope of co-development covered by the Product Development Agreement and certain other terms. For products defined in the Addendum Agreement, TCNT will provide facilities, equipment, mass production process technology, ISO9001 and ISO13485 related management, as well as mass production support. The procurement of parts and raw materials, rental fees, and utility expenses are excluded. The Company will pay a total fee of NT$5 million (approximately USD$161,000) for five-years of development commencing from 2024.

For six months commencing from January 2024, TCNT will provide non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of US$95,000 (plus 5% sales tax), with negotiable payment terms. The parties can discuss subsequent use of the patents at later dates.

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On May 3, 2024, the Company entered into a Convertible Note and Warrant Purchase Agreement with ASE Test, Inc., Taiwanese company (“ASE Test”), pursuant to which the Company issued to ASE Test a convertible note in the aggregate principal amount of US$9,000,000. The note bears six percent compound interest and has a three-year term through May 3, 2027. The note is convertible at ASE Test’s election into shares of the Company’s common stock at a conversion price of US$4.50 per share, subject to customary anti-dilution adjustments as set forth in the note. As part of the transaction, ASE Test received a five-year common stock purchase warrant which vests and becomes exercisable on the first day following a six-month period from the date of issuance. The warrant may be exercised for up to 500,000 shares of common stock at a price of US$4.50 per share. Closing of the placement is subject to customary closing conditions.

Our Technologies

VELDONA

Interferons are proteins made by host cells in response to the presence of pathogens. Interferons allow for communication between cells to trigger the protective defenses of the immune system. VELDONA formulation, delivered into the oral cavity as a lozenge in low doses, is designed to enhance autoimmunity to resist virus damages, potentially reducing side effects and risks caused by high-dose interferon and other small molecule drugs.

We believe VELDONA has shown to be safe and effective in the clinical studies for treatment of intended human and animal diseases. Since our inception to date, 68 human clinical trials have been conducted with low-dose oral IFNα. 63 studies were Phase 2 trials, and 3 Phase 1 and 2 Phase 3 studies have also been conducted.

In 28 studies performed by Ainos, VELDONA was found to exhibit systemic effects in mice, cats, dogs, ferrets, chickens, rats, guinea pigs, horses, calves/cows, and particularly pigs. VELDONA aided in boosting feed conversion efficiency and fighting deadly viral infections in these species, including canine parvovirus, equine herpesvirus, feline coronavirus, and others. We believe the studies demonstrate VELDONA’s therapeutic or preventive effect via the oral mucosa and shows VELDONA modulates systemic and mucosal immunity without serious side effects.

We have researched VELDONA for a broad range of human disease indications. We intend to prioritize advancing the following candidates: oral warts for HIV-seropositive patients, Sjogren’s Syndrome, mid COVID-19 syndromes, common cold, influenza, aphthous stomatitis, and chemotherapy-induced stomatitis. The United States Food and Drug Administration (the “U.S. FDA”) has granted Orphan Drug Designation (“ODD”) for our VELDONA formulation as a potential treatment for oral warts in HIV-seropositive patients.

Leveraging our VELDONA technology, we have launched a series of health supplements for dogs and cats under the brand name “VELDONA Pet” in Taiwan since the second quarter of 2023 and we intend to explore international sales and marketing opportunities. Our VELDONA Pet product line is formulated to address a variety of health issues, including skin, gum, emotion, discomfort caused by allergies, eye, and weight-related issues. We also intend to conduct clinical studies in Taiwan for the treatment of feline chronic gingivostomatitis (FCGS).

Point-of-Care Tests (POCTs)

Our POCT technologies aim to provide a simple, effective and telehealth-friendly tests that can deliver results within minutes. Our POCT detection technologies consists of VOC sensing, lateral flow immunochromatographic assay and nucleic acid. Currently we prioritize developing products based on VOC sensing. We intend to evaluate our lateral flow and nucleic acid test technologies for potential applications for other disease indication.

VOC Sensing Powered by AI Nose

We believe the analysis of VOC is a powerful, non-invasive option for disease detection and health monitoring. Our VOC sensing technology aims to detect the target VOCs within few minutes. AI Nose, the key enabler of our VOC sensing, consists of three key technologies: 1) a “digital nose” detects the target VOCs; 2) a trained artificial intelligence (“AI”) algorithm analyzes the target VOCs; 3) a “Smell ID” stores the VOC’s digital profile in the cloud.

We believe VOC sensing powered by AI Nose is scalable into a broad range of industries for two reasons. First, digital nose sensors can be made small and at low cost through semiconductor manufacturing technology. Second, as we train our AI with more Smell IDs, our VOC sensing can continue to improve. While health testing is our near-term focus, we believe we can broaden VOC sensing powered by AI Nose to other applications including telehealth, automotive, industrial, and environmental safety.

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Our Pipeline

An integral part of our operating strategy is to create multiple revenue streams through sales of commercially ready products, out-licensing or forming strategic relationships to develop and commercialize our products. As of March 31, 2024, we have commercialized the following products:

●

COVID-19 Antigen Rapid Test Kit. As the first commercialized products we sell, we have marketed COVID-19 antigen rapid test kits in Taiwan under emergency use authorization (“EUA”) issued by the Taiwan Food and Drug Administration (“TFDA”) to TCNT, the product manufacturer. We have pivoted away from this business and have ceased selling the product since the first quarter of 2024.

●

VELDONA Pet. VELDONA Pet is formulated to address a variety of health issues in dogs and cats, including skin, gum, emotion, discomfort caused by allergies, eye, and weight-related issues. We currently sell VELDONA Pet in Taiwan.

From time to time, we assess our development plan based on available resources and market dynamics. Our current pipeline of the products, which are under development, includes the following:

●

VELDONA human drugs. Our programs include treatment of oral warts in human immunodeficiency virus (HIV) seropositive patients, Sjögren’s syndrome common cold, influenza, and treatment for mild COVID-19 symptoms. Except for COVID-19, we have conducted Phase 2 studies for these programs. The United States Food and Drug Administration (the “U.S. FDA”) have granted orphan drug designation for our VELDONA formulation as a potential treatment for oral warts in HIV-seropositive patients.

●	VOC POCT - Ainos Flora. Ainos Flora, powered by AI Nose, is intended to perform a non-invasive test for female vaginal health and certain common STIs within a few minutes. A companion app is also being developed that enables users to conveniently manage test results. We believe Ainos Flora can provide connected, convenient, discreet, rapid testing in a point-of-care setting. We are conducting a clinical study in Taiwan and exploring strategic opportunities to commercialize the product.

●	VOC platform - NISD co-development. We are co-developing a VOC sensing platform with Nisshinbo Micro Devices Inc. (“NISD”) and Taiwan Inabata Sangyo Co. (“Taiwan Inabata”). The platform under development is intended to be used in applications including telehealth, automotive, industrial, and environmental safety.

●	VOC POCT - Ainos Pen. The device is intended to be a cloud-connected, multi-purpose, portable breath analyzer that is intended to monitor health conditions within minutes, powered by AI Nose. We expect consumers to be empowered to share test results with their physicians through in-person and telehealth medical consultations.

●	VOC POCT - CHS430. The CHS430 device, powered by AI Nose, is intended to provide non-invasive testing for ventilator-associated pneumonia within a few minutes, as compared to current standard of care invasive culture tests that typically take more than two days to provide results.

●	Synthetic RNA (“SRNA”). We plan to develop a SRNA technology platform in Taiwan with a long-term goal of developing next-generating precision treatments and rapid tests.

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Our Business Model

We believe our business model is capital efficient based on the following:

Operation in Taiwan. We have constructed our operation to be capital efficient by choosing Taiwan as our R&D and operating center. We believe Taiwan has been a key center of the global technology supply chain and it is also home to high-caliber engineers, scientists and healthcare professionals. We believe maintaining operations in Taiwan, at least in the near-term, allows us to access high-caliber talent while staying cost effective, enabling us to develop high quality, affordable, consumer-friendly products.

Outsourced Manufacturing. We believe our outsourced manufacturing strategy potentially saves us the time and resources required to establish our own infrastructure. We outsource manufacturing of our POCT product candidates to Taiwan Carbon Nano Technology (“TCNT”). We outsource manufacturing of VELDONA drugs for human-use to Swiss Pharmaceutical Co., Ltd., a Taiwan-based company. We outsource manufacturing of VELDONA Pet supplements to a Taiwan-based third party and to TCNT.

Distribution Relationships. We work with distributors to sell products. We appointed Inabata & Co. Ltd. (“Inabata”), a Japanese corporation, as our non-exclusive worldwide distributor and preferred distributor for customers based in Japan. Inabata’s Taiwan subsidiary (Taiwan Inabata Sangyo Co.) coordinates business logistics and working capital for our designated programs. Topmed International Biotech Co., Ltd. (“Topmed”), a Taiwanese biotech company, is a distributor of our VELDDONA Pet supplements in Taiwan.

Intellectual Property

We own a portfolio of patents covering various aspects of our core technologies. As of March 31, 2024, we had fifty-four (54) patents issued and sixteen (16) pending patent applications. Forty-seven (47) of the issued patents relate to acquired VOC and POCT technologies, four (4) relate to interferon technologies and three (3) relate to our smart drug injection technology. Forty-seven (47) of the issued patents are foreign patents and seven (7) are U.S. patents. Two (2) issued patents are licensed patents. Of the issued patents, thirty-two (32) are invention patents, fourteen (14) are utility model patents and eight (8) are design patents. Of our issued patents, five (5) shall expire between 2026 and 2029; twenty-two (22) between 2030 and 2034, twenty-seven (27) between 2035 and 2046.

Pursuant to the Addendum Agreement with TCNT, for six months commencing from January 2024, TCNT will provide non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of US$95,000 (plus 5% sales tax), with negotiable payment terms. The parties will discuss subsequent use of the patents at later dates.

We own a registered trademark for VELDONA as well as certain trademarks for our VELDONA Pet supplement in Taiwan. We also have several trademark applications for certain countries outside of Taiwan.

Employees

As of May 10, 2024, we had 49 full-time employees, of which 25 are in research and development. Majority of our employees are in Taiwan. None of our employees are represented by a labor union or are a party to a collective bargaining agreement. We plan to continue expand our manpower in research development, sales and marketing, and general operations to support our business programs.

Additional Information

Under our former name, Amarillo Biosciences, Inc., we completed an initial public offering on the Nasdaq SmallCap Market in August 1996 and have traded on the U.S. over-the-counter market since October 1999. On October 31, 2013, we filed a voluntary petition for reorganization under Chapter 11 of the United States bankruptcy code. We emerged from bankruptcy on January 23, 2015. We established a Taiwan branch office in 2017. We renamed as Ainos, Inc in April 2021.

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On August 9, 2022, our common stock and warrants began trading on the Nasdaq Capital Market under the trading symbols “AIMD” and “AIMDW,” respectively. We effectuated a 1-for-15 reverse stock split of our common stock on August 8, 2022, and a 1-for-5 reverse stock split on December 14, 2023.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are available free of charge on the Company’s website at www.ainos.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

Government Regulation

Regulation of Medical Devices in Taiwan

Our product candidates and operations are subject to the Taiwan Medical Devices Act and its implementation regulations (collectively the “Taiwan MDA”), which govern the development, design, pre-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, import, export, adverse event reporting, advertising, promotion, marketing and distribution of medical devices. Under the Taiwan MDA, medical devices, depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to provide reasonable assurance of its safety and effectiveness, will be subject to differentiated level of review and examination of TFDA before marketing the device. Unless an exemption applies, each medical device requires either (a) an approval granted by TFDA or (b) a registration with TFDA before launching distribution or marketing in Taiwan. The latter is a simplified premarket review process applicable to some medical devices classified as “lower risk level” items listed in the TFDA announcement. Our product candidates are not on the list of “lower risk level” and the approval of TFDA will be required for us to launch distribution or marketing of such products in Taiwan.

Personal Data Protection Laws in Taiwan

Under the Taiwan Personal Data Protection Act (“PDPA”), each individual or governmental or non-governmental agencies, including our affiliate in Taiwan, should be subject to certain requirements and restrictions for collecting, processing or using personal data. The definition of “personal data” is extended to cover a broad scope, including name, birthday, ID, special features, fingerprints, marriage status, family, education, occupation, medical records, medical history, genetic information, sex life, health examination report, criminal records, contact information, financial status, social activities, and any other data which is sufficient to directly or indirectly identify a specific person. Due to the nature of the use of medical devices, our operation and the operation of our partners might collect, process, or use the data pertaining to a person’s medical records and healthcare, genetics (collectively, sensitive data), which is subject to stricter scrutiny. Generally, we can only obtain such sensitive data when the person consents in writing or electronically. Furthermore, in January 2022, the TFDA published the Regulations for the Security and the Maintenance of Personal Information Files in Wholesaling and Retailing Medical Devices authorized under the PDPA, which requires the medical devices wholesalers and retailers to adopt necessary data security/protection measures, and establish prevention and reporting mechanisms in relation to any data breach. The bill also empowers the TFDA to conduct regular inspections and audits. If we fail to comply with the PDPA, we may be subject to punishment for civil claims, criminal offenses and administrative liabilities; the defendant may be subject to an imprisonment; and the penalty for administrative liabilities, and may be imposed consecutively if such violation continues.

Regulation of Veterinary Drugs in Taiwan

Our veterinary product candidates are subject laws and regulations in Taiwan including, but not limited to, the Veterinary Drugs Control Act, Enforcement Rules under the Veterinary Control Act, Guidelines of Good Manufacture Practice for Veterinary Drug Manufacturers, and Taiwan Regulations for Pet Foods and Supplements. The laws and regulations govern, among other things, product design and development, pre-clinical and clinical testing, quality testing, manufacturing, packaging, labeling, storage, record keeping and reporting, clearance or approval, marketing, sales and distribution, promotion and advertising, import and export and post-marketing surveillance.

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Under Taiwan law, a “veterinary drug” refers to one of the following substances in the form of bulk chemical compound, formulated preparation, or over the counter drug: Biologics specifically made for preventing and treating animal diseases based on microbiology, immunology or molecular biology; Antibiotics specifically made for preventing and treating animal diseases; Diagnostics announced and designated by the central competent authority for the diagnosis of animal diseases; and drugs that enhance or regulate animal physical functions specifically for preventing and treating animal diseases.

The competent authorities with licensing and enforcement authority under the Veterinary Drugs Control Act include the Council of Agriculture of the central government, the municipal government of a special municipality, or a local city or county.

Regulation of Medical Devices in the United States

Our product candidates and operations are subject to extensive and ongoing regulation by the FDA under the Federal Food, Drug, and Cosmetic Act of 1938 and its implementing regulations, collectively referred to as the FDCA, as well as other federal and state regulatory bodies in the United States. The laws and regulations govern, among other things, product design and development, pre-clinical and clinical testing, manufacturing, packaging, labeling, storage, record keeping and reporting, clearance or approval, marketing, distribution, promotion, import and export and post-marketing surveillance.

The FDA regulates the development, design, pre-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, import, export, adverse event reporting, advertising, promotion, marketing and distribution of medical devices in the United States to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as FDA refusal to approve pending premarket applications, issuance of warning letters, mandatory product recalls, import detentions, civil monetary penalties, and/or judicial sanctions, such as product seizures, injunctions, and criminal prosecution.

U.S. drug and biological product development

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (FDCA) and its implementing regulations and biologics under the FDCA, the Public Health Service Act (PHSA), and their implementing regulations. Both drugs and biologics also are subject to other federal, state and local statutes and regulations. Failure to comply with applicable U.S. requirements at any time during the product development process, approval process or following approval may subject us to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, license revocation, a clinical hold, untitled or warning letters, product recalls, market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties.

Our VELDONA product candidates for human use must be approved by the FDA through a Biologics License Application (BLA) or new drug application (NDA), or supplemental BLA or supplemental NDA, process before they may be legally marketed in the United States.

Health Insurance Portability and Accountability Act

We may be subject to compliance with the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Healthcare Information Technology for Economic and Clinical Health Act of 2009, or HIPAA, among other things, established federal protection for the privacy and security of protected health information, or PHI. The HIPAA privacy regulations protect PHI by limiting its use and disclosure, giving patients the right to access certain information about them, and limiting most disclosures of PHI to the minimum amount necessary to accomplish an intended purpose. The HIPAA security standards require the adoption of administrative, physical, and technical safeguards and the adoption of written security policies and procedures.

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U.S. Federal, State and Foreign Fraud and Abuse Laws

The U.S. federal and state governments have enacted, and actively enforce, a number of laws to address fraud and abuse in federal healthcare programs. Our business is subject to compliance with these laws.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

Our principal executive offices are located at 8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108, and our telephone number is (858) 869-2986. We maintain a website at www.ainos.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of formation and bylaws that are filed as exhibits to the registration statement of which this prospectus is a part. The summary description of our capital stock below is qualified in its entirety by reference to our certificate of formation and bylaws.

General

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of May 23, 2024, there were 6,503,118 shares of our common stock issued and outstanding. No shares of preferred stock have been issued or are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Under the terms of the certificate of formation, our Board of Directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Business Combinations under Texas Law

A number of provisions of Texas law, our Certificate of Formation and Bylaws could make it more difficult for the acquisition of the Company by means of a tender offer, a proxy contest or otherwise and the removal of incumbent officers and directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our Board.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the Texas Business Organizations Code (the “Texas Business Combination Law”). That law provides that a Texas corporation may not engage in specified types of business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of that person, who is an “affiliated shareholder”, for a period of three years from the date that person became an affiliated shareholder, subject to certain exceptions (described below). An “affiliated shareholder” is generally defined as the holder of 20% or more of the corporation’s voting shares. The law’s prohibitions do not apply if the business combination or the acquisition of shares by the affiliated shareholder was approved by the Board of Directors of the corporation before the affiliated shareholder became an affiliated shareholder; or the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

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Because we have more than 100 of record shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

●	the business combination of an issuing public corporation: where the corporation’s original charter or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its charter or bylaws, by the affirmative vote of the holders, other than affiliated shareholders, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

●	a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as possible, of enough shares to no longer be an affiliated shareholder and would not at any time within the three- year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

●	a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; or

●	a business combination of a corporation with its wholly owned Texas subsidiary if the subsidiary is not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our Certificate of Formation nor our Bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. The Texas Business Combination Law may have the effect of inhibiting a non-negotiated merger or other business combination involving the Company, even if that event would be beneficial to our shareholders.

Anti-Takeover Provisions of Our Articles of Formation and Bylaws

Our Articles of Formation and Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take over the Company, that could disrupt the Company, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

Restated Certificate of Formation

Undesignated Preferred Stock. Our Board has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Board Vacancies Filled Only by Majority of Directors. Vacancies and newly created seats on our Board may be filled only by a majority of the directors then in office. Only our Board may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our Board makes it more difficult to change the composition of our Board, but these provisions promote a continuity of existing management.

No Cumulative Voting. Our certificate of formation expressly prohibits cumulative voting in the election of directors.

Authorized but Unissued Shares. Our Board may cause the Company to issue authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Ave., Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Listing

Our common stock and public warrants are reported on the Nasdaq Capital Market under the symbols “AIMD” and “AIMDW,” respectively.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
●	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
●	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
●	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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●	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
●	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
●	whether the debt securities may be issuable in tranches;
●	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
●	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
●	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

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Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

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Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

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Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
●	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
●	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defeasance and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
●	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and

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●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	certain United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

25

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Ainos, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company at December 31, 2023 and 2022, and for each of the two years then ended, have been audited by KCCW Accountancy Corp. (KCCW), an independent registered public accounting firm, as set forth in their report thereon and have been incorporated by reference herein and in the registration statement.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 31, 2024.

(To prospectus dated , 2024)

PROSPECTUS

AINOS, INC.

$1,353,197

We have entered into an At The Market Offering Agreement, or sales agreement, with H.C. Wainwright & Co., LLC or Wainwright, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $1,353,197 from time to time through Wainwright acting as our sales agent.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “AIMD” and “AIMDW,” respectively. On May 23, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.26 per share.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is                , 2024

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TABLE OF CONTENTS

Prospectus Supplement

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $1,353,197 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “we,” “our,” “us,” “our Company” and the “Company” in this prospectus, we mean Ainos, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus.

Our Company

Overview

Ainos, Inc. (the “Company”), incorporated in the State of Texas in 1984, is a diversified healthcare company focused on the development of novel point-of-care testing (the “POCT”), therapeutics based on very low-dose interferon alpha (the “VELDONA”), and synthetic RNA-driven preventative medicine. Our product pipeline includes commercial-stage VELDONA Pet cytoprotein supplements, clinical-stage VELDONA human therapeutics and telehealth-friendly POCTs powered by the AI Nose technology platform.

We have historically been involved in the research and development of therapeutics based on VELDONA. Building on our research and development on VELDONA since inception, we are focused on commercializing a suite of VELDONA-based product candidates.

In 2021 and 2022, we acquired certain types of intellectual property from controlling shareholder, Ainos Inc., a Cayman Island corporation (“Ainos KY”), to expand our product portfolio into POCTs aimed to provide connected, rapid, and convenient testing for a broad range of health conditions. Pivoting from the sales of COVID-19 POCT, we aim to commercialize POCTs that detect volatile organic compounds (the “VOC”) emitted by the body, powered by our AI Nose technology platform. Our lead VOC POCT candidate, Ainos Flora, aims to test female vaginal health and certain common sexually transmitted infections (the “STIs”) quickly and easily.

We believe the following attributes differentiate us from other diversified life science companies:

-	Intuitive, telehealth-friendly point-of-care testing;
-	AI-powered VOC testing platform;
-	decades of proprietary low-dose oral interferon clinical research;
-	capital-efficient business model;
-	outsourced manufacturing; and
-	global distribution relationships.

Recent Development

On March 15, 2024, the Board of Directors appointed Christopher Hsin-Liang Lee as the Chief Financial Officer of the Company. Christopher Lee, aged 53, brings over 25 years of experience in accounting and finance, encompassing US GAAP, PCAOB standards, and SEC rules and regulations. Before joining the Company, Mr. Lee served as CFO of a Nasdaq-listed company for 10 years, was a partner at KEDP CPA Group from August 2009 to June 2011, and operated as a self-employed accountant from July 2011 to August 2014. He has served on the Board of Directors of Aixin Life International Inc. since February 2021. Mr. Lee holds a BS degree in accounting from Ohio State University and an MS degree in business taxation from Golden Gate University. He is licensed as a Certified Public Accountant (CPA) in the United States.

On January 9, 2024, the Company and Taiwan Carbon Nano Technology Corporation (“TCNT”) entered into an addendum to its five-year Product Development Agreement (the “Addendum Agreement”) to modify the scope of co-development covered by the Product Development Agreement and certain other terms. For products defined in the Addendum Agreement, TCNT will provide facilities, equipment, mass production process technology, ISO9001 and ISO13485 related management, as well as mass production support. The procurement of parts and raw materials, rental fees, and utility expenses are excluded. The Company will pay a total fee of NT$5 million (approximately USD$161,000) for five-years of development commencing from 2024.

S-2

For six months commencing from January 2024, TCNT will provide non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of US$95,000 (plus 5% sales tax), with negotiable payment terms. The parties can discuss subsequent use of the patents at later dates.

On May 3, 2024, the Company entered into a Convertible Note and Warrant Purchase Agreement with ASE Test, Inc., Taiwanese company (“ASE Test”), pursuant to which the Company issued to ASE Test a convertible note in the aggregate principal amount of US$9,000,000. The note bears six percent compound interest and has a three-year term through May 3, 2027. The note is convertible at ASE Test’s election into shares of the Company’s common stock at a conversion price of US$4.50 per share, subject to customary anti-dilution adjustments as set forth in the note. As part of the transaction, ASE Test received a five-year common stock purchase warrant which vests and becomes exercisable on the first day following a six-month period from the date of issuance. The warrant may be exercised for up to 500,000 shares of common stock at a price of US$4.50 per share. Closing of the placement is subject to customary closing conditions.

Our Technologies

VELDONA

Interferons are proteins made by host cells in response to the presence of pathogens. Interferons allow for communication between cells to trigger the protective defenses of the immune system. VELDONA formulation, delivered into the oral cavity as a lozenge in low doses, is designed to enhance autoimmunity to resist virus damages, potentially reducing side effects and risks caused by high-dose interferon and other small molecule drugs.

We believe VELDONA has shown to be safe and effective in the clinical studies for treatment of intended human and animal diseases. Since our inception to date, 68 human clinical trials have been conducted with low-dose oral IFNα. 63 studies were Phase 2 trials, and 3 Phase 1 and 2 Phase 3 studies have also been conducted.

In 28 studies performed by Ainos, VELDONA was found to exhibit systemic effects in mice, cats, dogs, ferrets, chickens, rats, guinea pigs, horses, calves/cows, and particularly pigs. VELDONA aided in boosting feed conversion efficiency and fighting deadly viral infections in these species, including canine parvovirus, equine herpesvirus, feline coronavirus, and others. We believe the studies demonstrate VELDONA’s therapeutic or preventive effect via the oral mucosa and shows VELDONA modulates systemic and mucosal immunity without serious side effects.

We have researched VELDONA for a broad range of human disease indications. We intend to prioritize advancing the following candidates: oral warts for HIV-seropositive patients, Sjogren’s Syndrome, mid COVID-19 syndromes, common cold, influenza, aphthous stomatitis, and chemotherapy-induced stomatitis. The United States Food and Drug Administration (the “U.S. FDA”) has granted Orphan Drug Designation (“ODD”) for our VELDONA formulation as a potential treatment for oral warts in HIV-seropositive patients.

Leveraging our VELDONA technology, we have launched a series of health supplements for dogs and cats under the brand name “VELDONA Pet” in Taiwan since the second quarter of 2023 and we intend to explore international sales and marketing opportunities. Our VELDONA Pet product line is formulated to address a variety of health issues, including skin, gum, emotion, discomfort caused by allergies, eye, and weight-related issues. We also intend to conduct clinical studies in Taiwan for the treatment of feline chronic gingivostomatitis (FCGS).

Point-of-Care Tests (POCTs)

Our POCT technologies aim to provide a simple, effective and telehealth-friendly tests that can deliver results within minutes. Our POCT detection technologies consists of VOC sensing, lateral flow immunochromatographic assay and nucleic acid. Currently we prioritize developing products based on VOC sensing. We intend to evaluate our lateral flow and nucleic acid test technologies for potential applications for other disease indication.

VOC Sensing Powered by AI Nose

We believe the analysis of VOC is a powerful, non-invasive option for disease detection and health monitoring. Our VOC sensing technology aims to detect the target VOCs within few minutes. AI Nose, the key enabler of our VOC sensing, consists of three key technologies: 1) a “digital nose” detects the target VOCs; 2) a trained artificial intelligence (“AI”) algorithm analyzes the target VOCs; 3) a “Smell ID” stores the VOC’s digital profile in the cloud.

S-3

We believe VOC sensing powered by AI Nose is scalable into a broad range of industries for two reasons. First, digital nose sensors can be made small and at low cost through semiconductor manufacturing technology. Second, as we train our AI with more Smell IDs, our VOC sensing can continue to improve. While health testing is our near-term focus, we believe we can broaden VOC sensing powered by AI Nose to other applications including telehealth, automotive, industrial, and environmental safety.

Our Pipeline

An integral part of our operating strategy is to create multiple revenue streams through sales of commercially ready products, out-licensing or forming strategic relationships to develop and commercialize our products. As of March 31, 2024, we have commercialized the following products:

●	COVID-19 Antigen Rapid Test Kit. As the first commercialized products we sell, we have marketed COVID-19 antigen rapid test kits in Taiwan under emergency use authorization (“EUA”) issued by the Taiwan Food and Drug Administration (“TFDA”) to TCNT, the product manufacturer. We have pivoted away from this business and have ceased selling the product since the first quarter of 2024.

●	VELDONA Pet. VELDONA Pet is formulated to address a variety of health issues in dogs and cats, including skin, gum, emotion, discomfort caused by allergies, eye, and weight-related issues. We currently sell VELDONA Pet in Taiwan.

From time to time, we assess our development plan based on available resources and market dynamics. Our current pipeline of the products, which are under development, includes the following:

●	VELDONA human drugs. Our programs include treatment of oral warts in human immunodeficiency virus (HIV) seropositive patients, Sjögren’s syndrome common cold, influenza, and treatment for mild COVID-19 symptoms. Except for COVID-19, we have conducted Phase 2 studies for these programs. The United States Food and Drug Administration (the “U.S. FDA”) have granted orphan drug designation for our VELDONA formulation as a potential treatment for oral warts in HIV-seropositive patients.

●	VOC POCT - Ainos Flora. Ainos Flora, powered by AI Nose, is intended to perform a non-invasive test for female vaginal health and certain common STIs within a few minutes. A companion app is also being developed that enables users to conveniently manage test results. We believe Ainos Flora can provide connected, convenient, discreet, rapid testing in a point-of-care setting. We are conducting a clinical study in Taiwan and exploring strategic opportunities to commercialize the product.

●	VOC platform - NISD co-development. We are co-developing a VOC sensing platform with Nisshinbo Micro Devices Inc. (“NISD”) and Taiwan Inabata Sangyo Co. (“Taiwan Inabata”). The platform under development is intended to be used in applications including telehealth, automotive, industrial, and environmental safety.

●	VOC POCT - Ainos Pen. The device is intended to be a cloud-connected, multi-purpose, portable breath analyzer that is intended to monitor health conditions within minutes, powered by AI Nose. We expect consumers to be empowered to share test results with their physicians through in-person and telehealth medical consultations.

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●	VOC POCT - CHS430. The CHS430 device, powered by AI Nose, is intended to provide non-invasive testing for ventilator-associated pneumonia within a few minutes, as compared to current standard of care invasive culture tests that typically take more than two days to provide results.

●	Synthetic RNA (“SRNA”). We plan to develop a SRNA technology platform in Taiwan with a long-term goal of developing next-generating precision treatments and rapid tests.

Our Business Model

We believe our business model is capital efficient based on the following:

Operation in Taiwan. We have constructed our operation to be capital efficient by choosing Taiwan as our R&D and operating center. We believe Taiwan has been a key center of the global technology supply chain and it is also home to high-caliber engineers, scientists and healthcare professionals. We believe maintaining operations in Taiwan, at least in the near-term, allows us to access high-caliber talent while staying cost effective, enabling us to develop high quality, affordable, consumer-friendly products.

Outsourced Manufacturing. We believe our outsourced manufacturing strategy potentially saves us the time and resources required to establish our own infrastructure. We outsource manufacturing of our POCT product candidates to Taiwan Carbon Nano Technology (“TCNT”). We outsource manufacturing of VELDONA drugs for human-use to Swiss Pharmaceutical Co., Ltd., a Taiwan-based company. We outsource manufacturing of VELDONA Pet supplements to a Taiwan-based third party and to TCNT.

Distribution Relationships. We work with distributors to sell products. We appointed Inabata & Co. Ltd. (“Inabata”), a Japanese corporation, as our non-exclusive worldwide distributor and preferred distributor for customers based in Japan. Inabata’s Taiwan subsidiary (Taiwan Inabata Sangyo Co.) coordinates business logistics and working capital for our designated programs. Topmed International Biotech Co., Ltd. (“Topmed”), a Taiwanese biotech company, is a distributor of our VELDDONA Pet supplements in Taiwan.

Intellectual Property

We own a portfolio of patents covering various aspects of our core technologies. As of March 31, 2024, we had fifty-four (54) patents issued and sixteen (16) pending patent applications. Forty-seven (47) of the issued patents relate to acquired VOC and POCT technologies, four (4) relate to interferon technologies and three (3) relate to our smart drug injection technology. Forty-seven (47) of the issued patents are foreign patents and seven (7) are U.S. patents. Two (2) issued patents are licensed patents. Of the issued patents, thirty-two (32) are invention patents, fourteen (14) are utility model patents and eight (8) are design patents. Of our issued patents, five (5) shall expire between 2026 and 2029; twenty-two (22) between 2030 and 2034, twenty-seven (27) between 2035 and 2046.

Pursuant to the Addendum Agreement with TCNT, for six months commencing from January 2024, TCNT will provide non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of US$95,000 (plus 5% sales tax), with negotiable payment terms. The parties will discuss subsequent use of the patents at later dates.

We own a registered trademark for VELDONA as well as certain trademarks for our VELDONA Pet supplement in Taiwan. We also have several trademark applications for certain countries outside of Taiwan.

Employees

As of May 10, 2023, we had 49 full-time employees, of which 25 are in research and development. Majority of our employees are in Taiwan. None of our employees are represented by a labor union or are a party to a collective bargaining agreement. We plan to continue expand our manpower in research development, sales and marketing, and general operations to support our business programs. Please refer to Part 3 Item 10 and 11 for executive profile and compensation.

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Additional Information

Under our former name, Amarillo Biosciences, Inc., we completed an initial public offering on the Nasdaq SmallCap Market in August 1996 and have traded on the U.S. over-the-counter market since October 1999. On October 31, 2013, we filed a voluntary petition for reorganization under Chapter 11 of the United States bankruptcy code. We emerged from bankruptcy on January 23, 2015. We established a Taiwan branch office in 2017. We renamed as Ainos, Inc in April 2021.

On August 9, 2022, our common stock and warrants began trading on the Nasdaq Capital Market under the trading symbols “AIMD” and “AIMDW,” respectively. We effectuated a 1-for-15 reverse stock split of our common stock on August 8, 2022, and a 1-for-5 reverse stock split on December 14, 2023.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are available free of charge on the Company’s website at www.ainos.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

Government Regulation

Regulation of Medical Devices in Taiwan

Our product candidates and operations are subject to the Taiwan Medical Devices Act and its implementation regulations (collectively the “Taiwan MDA”), which govern the development, design, pre-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, import, export, adverse event reporting, advertising, promotion, marketing and distribution of medical devices. Under the Taiwan MDA, medical devices, depending on the degree of risk associated with each medical device and the extent of manufacturer and regulatory control needed to provide reasonable assurance of its safety and effectiveness, will be subject to differentiated level of review and examination of TFDA before marketing the device. Unless an exemption applies, each medical device requires either (a) an approval granted by TFDA or (b) a registration with TFDA before launching distribution or marketing in Taiwan. The latter is a simplified premarket review process applicable to some medical devices classified as “lower risk level” items listed in the TFDA announcement. Our product candidates are not on the list of “lower risk level” and the approval of TFDA will be required for us to launch distribution or marketing of such products in Taiwan.

Personal Data Protection Laws in Taiwan

Under the Taiwan Personal Data Protection Act (“PDPA”), each individual or governmental or non-governmental agencies, including our affiliate in Taiwan, should be subject to certain requirements and restrictions for collecting, processing or using personal data. The definition of “personal data” is extended to cover a broad scope, including name, birthday, ID, special features, fingerprints, marriage status, family, education, occupation, medical records, medical history, genetic information, sex life, health examination report, criminal records, contact information, financial status, social activities, and any other data which is sufficient to directly or indirectly identify a specific person. Due to the nature of the use of medical devices, our operation and the operation of our partners might collect, process, or use the data pertaining to a person’s medical records and healthcare, genetics (collectively, sensitive data), which is subject to stricter scrutiny. Generally, we can only obtain such sensitive data when the person consents in writing or electronically. Furthermore, in January 2022, the TFDA published the Regulations for the Security and the Maintenance of Personal Information Files in Wholesaling and Retailing Medical Devices authorized under the PDPA, which requires the medical devices wholesalers and retailers to adopt necessary data security/protection measures, and establish prevention and reporting mechanisms in relation to any data breach. The bill also empowers the TFDA to conduct regular inspections and audits. If we fail to comply with the PDPA, we may be subject to punishment for civil claims, criminal offenses and administrative liabilities; the defendant may be subject to an imprisonment; and the penalty for administrative liabilities, and may be imposed consecutively if such violation continues.

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Regulation of Veterinary Drugs in Taiwan

Our veterinary product candidates are subject laws and regulations in Taiwan including, but not limited to, the Veterinary Drugs Control Act, Enforcement Rules under the Veterinary Control Act, Guidelines of Good Manufacture Practice for Veterinary Drug Manufacturers, and Taiwan Regulations for Pet Foods and Supplements. The laws and regulations govern, among other things, product design and development, pre-clinical and clinical testing, quality testing, manufacturing, packaging, labeling, storage, record keeping and reporting, clearance or approval, marketing, sales and distribution, promotion and advertising, import and export and post-marketing surveillance.

Under Taiwan law, a “veterinary drug” refers to one of the following substances in the form of bulk chemical compound, formulated preparation, or over the counter drug: Biologics specifically made for preventing and treating animal diseases based on microbiology, immunology or molecular biology; Antibiotics specifically made for preventing and treating animal diseases; Diagnostics announced and designated by the central competent authority for the diagnosis of animal diseases; and drugs that enhance or regulate animal physical functions specifically for preventing and treating animal diseases.

The competent authorities with licensing and enforcement authority under the Veterinary Drugs Control Act include the Council of Agriculture of the central government, the municipal government of a special municipality, or a local city or county.

Regulation of Medical Devices in the United States

Our product candidates and operations are subject to extensive and ongoing regulation by the FDA under the Federal Food, Drug, and Cosmetic Act of 1938 and its implementing regulations, collectively referred to as the FDCA, as well as other federal and state regulatory bodies in the United States. The laws and regulations govern, among other things, product design and development, pre-clinical and clinical testing, manufacturing, packaging, labeling, storage, record keeping and reporting, clearance or approval, marketing, distribution, promotion, import and export and post-marketing surveillance.

The FDA regulates the development, design, pre-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, import, export, adverse event reporting, advertising, promotion, marketing and distribution of medical devices in the United States to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as FDA refusal to approve pending premarket applications, issuance of warning letters, mandatory product recalls, import detentions, civil monetary penalties, and/or judicial sanctions, such as product seizures, injunctions, and criminal prosecution.

U.S. drug and biological product development

In the United States, the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (FDCA) and its implementing regulations and biologics under the FDCA, the Public Health Service Act (PHSA), and their implementing regulations. Both drugs and biologics also are subject to other federal, state and local statutes and regulations. Failure to comply with applicable U.S. requirements at any time during the product development process, approval process or following approval may subject us to administrative or judicial sanctions. These sanctions could include, among other actions, the FDA’s refusal to approve pending applications, license revocation, a clinical hold, untitled or warning letters, product recalls, market withdrawals, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement and civil or criminal penalties.

Our VELDONA product candidates for human use must be approved by the FDA through a BLA or new drug application (NDA), or supplemental BLA or supplemental NDA, process before they may be legally marketed in the United States.

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Health Insurance Portability and Accountability Act

We may be subject to compliance with the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Healthcare Information Technology for Economic and Clinical Health Act of 2009, or HIPAA, among other things, established federal protection for the privacy and security of protected health information, or PHI. The HIPAA privacy regulations protect PHI by limiting its use and disclosure, giving patients the right to access certain information about them, and limiting most disclosures of PHI to the minimum amount necessary to accomplish an intended purpose. The HIPAA security standards require the adoption of administrative, physical, and technical safeguards and the adoption of written security policies and procedures.

U.S. Federal, State and Foreign Fraud and Abuse Laws

The U.S. federal and state governments have enacted, and actively enforce, a number of laws to address fraud and abuse in federal healthcare programs. Our business is subject to compliance with these laws.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

Our principal executive offices are located at 8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108, and our telephone number is (858) 869-2986. We maintain a website at www.ainos.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

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THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $1,353,197.

Common stock to be outstanding after this offering	Up to 1,073,966 shares, assuming a sales price of $1.26 per share, which was the closing price on the Nasdaq Capital Market on May 23, 2024. The actual number of shares of common stock issued and outstanding will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other market for our common stock in the U.S. through our sales agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution” on page S-14 of this prospectus.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See the section entitled “Use of Proceeds” on page S-11 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included in, or incorporated by reference into, our prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	AIMD

The number of shares of our common stock to be outstanding immediately after this offering is based on 6,503,118 shares of common stock outstanding as of May 23, 2024, and excludes the following:

●	1,909,810 shares of common stock issuable upon the exercise of outstanding warrants at exercise prices ranging from $2.16 to $23.375 per share, 1,201,944 of which, with an exercise price from $2.16 to $ 4.5, are subject to potential anti-dilution adjustment as a result of this offering;
●	13,366 shares of common stock issuable upon exercise of options (or in the form of warrants) granted under the 2018 Employee Stock Option Plan and 2018 Officers, Directors, Employees, and Consultants Nonqualified Stock Option Plan;
●	91,802 shares of common stock issuable upon the vesting of restricted stock units under the 2021 Stock Incentive Plan;
●	6,231,473 shares of common stock reserved for issuance upon conversion of convertible notes issued in March and September 2023 and January 2024, 3,400,001 of which issuable upon conversion of the September 2023 convertible notes are subject to potential anti-dilution adjustment as a result of this offering; and
●	718,180 shares of common stock reserved for future issuance under our 2023 Stock Incentive Plan.

The share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a ratio of 1-for-5 which became effective at 9:00 AM ET on December 14, 2023.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 1,073,966 shares of our common stock are sold at a price of $1.26 per share, the last reported sale price of our common stock on the Nasdaq on May 23, 2024, for aggregate gross proceeds of $1,353,197, and after deducting commissions and estimated offering expenses payable by us, if you purchase common stock in this offering, you will experience immediate dilution of $1.71 per share, representing the difference between our pro forma, as adjusted net tangible book value per share as of March 31, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants, or the conversion of outstanding preferred stock into common stock, will result in further dilution of your investment. See “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $1,353,197 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $897,000, after deducting Wainwright’s commission and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes.

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DIVIDEND POLICY

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on any of our capital stock. We do not anticipate paying any dividends in the foreseeable future, and we currently intend to retain all available funds and any future earnings for use in the operation of our business, to finance the growth and development of our business and for future repayment of debt. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our operating results, financial condition, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our historic net tangible book value of our common stock as of March 31, 2024 was approximately ($4,476,801) or approximately ($0.73) per share of common stock based upon 6,144,506 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2024.

Subsequent to March 31, 2024, on May 3, 2024, we entered into a Convertible Note and Warrant Purchase Agreement with ASE Test, pursuant to which the Company issued to ASE Test a convertible note in the aggregate principal amount of $9,000,000. On a pro forma basis, adjusting for the issuance of the convertible note to ASE Test, our pro forma, historical net tangible book value as of March 31, 2024, was approximately ($4,476,801) or ($0.73) per share of common stock.

After giving further effect to the sale of our common stock in the aggregate amount of $1,353,197 at an assumed offering price of $1.26 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on May 23, 2024, and after deducting estimated offering commissions payable by us, our pro forma, as adjusted, historical net tangible book value as of March 31, 2024 would have been ($3,248,720) or ($0.45) per share of common stock. This represents, on an as adjusted, pro forma historical basis, an immediate increase in net tangible book value of $0.28 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.71 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share		$1.26
Historical net tangible book value per share as of March 31, 2024	$(0.73)
Increase in pro forma net tangible book value per share attributable to the offering	$0.28
As-adjusted pro forma net tangible book value per share after giving effect to the offering		$(0.45)
Dilution in net tangible book value per share to new investors		$1.71

The number of shares of our common stock to be outstanding immediately after this offering is based on 6,144,506 shares of common stock outstanding as of March 31, 2024, and excludes the following:

●	894,444 shares of common stock issuable upon the exercise of outstanding warrants at exercise prices ranging from $4.5 to $23.375 per share, 691,244 of which, with an exercise price $ 4.5, are subject to potential anti-dilution adjustment as a result of this offering;
●	13,366 shares of common stock issuable upon exercise of options (or in the form of warrants) granted under the 2018 Employee Stock Option Plan and 2018 Officers, Directors, Employees, and Consultants Nonqualified Stock Option Plan;
●	92,642 shares of common stock issuable upon the vesting of restricted stock units under the 2021 Stock Incentive Plan;
●	449,441 shares of common stock reserved for issuance upon conversion of convertible notes issued in March and September 2023 and January 2024, one (1) of which issuable upon conversion of the September 2023 convertible notes is subject to potential anti-dilution adjustment as a result of this offering; and
●	721,750 shares of common stock reserved for future issuance under our 2023 Stock Incentive Plan.

The share and per share information in this prospectus reflects a reverse stock split of our outstanding common stock at a ratio of 1-for-5 which became effective at 9:00 AM ET on December 14, 2023.

The foregoing table does not give effect to the exercise of any outstanding options or warrants or the conversion of preferred stock to common stock. To the extent options and warrants are exercised, or to the extent preferred stock is converted to common stock, there may be further dilution to new investors.

The table above assumes for illustrative purposes that an aggregate of 1,073,966 shares of our common stock are sold at a price of $1.26 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on May 23, 2024, for aggregate gross proceeds of $1,353,197. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.26 per share shown in the table above, assuming we sell the same aggregate 1,073,966 shares, would increase our pro forma, as adjusted, net tangible book value per share after this offering to $(0.31) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.57 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $0.26 per share shown in the table above, assuming we sell the same aggregate 1,073,966 shares, would decrease our pro forma, as adjusted, net tangible book value per share after this offering to $(0.59) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.85 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

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PLAN OF DISTRIBUTION

We have entered into an At The Market Offering Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, under which we may issue and sell our common stock from time to time through Wainwright acting as sales agent, subject to certain limitations, including the number of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the sales agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Each time we wish to issue and sell common stock under the sales agreement, we will notify Wainwright of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Wainwright under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Wainwright commissions for its services in acting as agent in the sale of common stock. Wainwright will be entitled to a commission in an amount equal to 3.0% of the gross proceeds from the sale of common stock offered hereby. We have also agreed to reimburse Wainwright for fees and disbursements of its legal counsel in an amount not to exceed $50,000, in addition to up to a maximum of $2,500 per due diligence update, plus any incidental expense incurred by Wainwright in connection therewith. We estimate that the total expenses for the offering, excluding compensation payable to Wainwright under the terms of the sales agreement, will be approximately $50,000.

Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made (or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf in this “at the market offering,”, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or (ii) termination of the sales agreement as provided therein.

Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

S-14

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Lucosky Brookman LLP. Ellenoff Grossman & Schole LLP, is counsel for Wainwright in connection with this offering.

EXPERTS

The financial statements of the Company at December 31, 2023 and 2022, and for each of the two years then ended, have been audited by KCCW Accountancy Corp. (KCCW), an independent registered public accounting firm, as set forth in their report thereon and have been incorporated by reference herein and in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024;
●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 13, 2024; and
●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2024, January 12, 2024, January 25, 2024, March 15, 2024, March 19, 2024, and May 6, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Ainos, Inc.

Attn: Chief Financial Officer

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

(858) 869-2986

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The incorporated reports and other documents may also be accessed on website at www.ainos.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

S-15

$1,353,197

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby .

SEC registration fee		$29,520
FINRA filing fee			*
Printing expenses			*
Legal fees and expenses			*
Accounting fees and expenses		5,000	*
Blue Sky, qualification fees and expenses			*
Transfer agent fees and expenses			*
Trustee fees and expenses			*
Warrant agent fees and expenses			*
Miscellaneous			*

Total	$		*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 8.101 of the Texas Business Organizations Code allows a Texas corporation to indemnify a person who was, is, or is threatened to be made a defendant or respondent in a proceeding because the person is or was a director or officer if it is determined that the person (1) acted in good faith, (2) reasonably believed that his conduct in his official capacity as director was in the best interest of the corporation and in all other cases was at least not opposed to the corporation’s best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification under section 8.101 may be made for judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, subject to limitations provided therein. Section 8.051(A) requires indemnification of a defendant / respondent director or officer against reasonable expenses incurred by him in connection with a proceeding in which he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Our Bylaws provide for such limitation of liability.

Item 16. Exhibits

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1*	At The Market Offering Agreement between Ainos, Inc. and H.C. Wainwright & Co., LLC
3.1	Amended and Restated Certificate of Formation, dated as of April 15, 2021 (incorporated by reference to Exhibit 3.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on April 21, 2021).
3.2	Certificate of Amendment to the Restated Certificate of Formation, dated August 8, 2022 (incorporated by reference to Exhibit 3.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on August 12, 2022).
3.3	Amended and Restated Bylaws of the Company, effective September 28, 2022 (incorporated by reference to Exhibit 3.2 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on October 4, 2022).
3.4	Amended and Restated Bylaws of the Company, effective November 27, 2023 (incorporated by reference to Exhibit 3.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on December 14, 2023).
4.1*	Form of Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of KCCW Accountancy Corp., Independent Registered Public Accounting Firm.
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan (R.O.C.), on May 31, 2024.

AINOS, INC.

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai, Chairman of the Board,
President, and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Chun-Hsien Tsai his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun-Hsien Tsai	Chairman of the Board, President and Chief Executive Officer	May 31, 2024
Chun-Hsien Tsai

/s/ Christopher Hsin-Liang Lee	Chief Financial Officer	May 31, 2024
Christopher Hsin-Liang Lee

/s/ Wen-Han Chang	Director	May 31, 2024
Wen-Han Chang

/s/ Yao-Chung Chiang	Director	May 31, 2024
Yao-Chung Chiang

/s/ Pao-Sheng Wei	Director	May 31, 2024
Pao-Sheng Wei

/s/ Ting-Chuan Lee	Director	May 31, 2024
Ting-Chuan Lee

/s/ Chun-Jung Tsai	Director	May 31, 2024
Chun-Jung Tsai

/s/ Chung-Yi Tsai	Director	May 31, 2024
Chung-Yi Tsai

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